Exhibit 99.10

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Business Combination as if it was completed on September 30, 2022. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination as if it was completed on January 1, 2021. The unaudited pro forma combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on September 30, 2022, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on January 1, 2021. The unaudited pro forma combined financial information has been prepared, in accordance with Article 11 of Regulation S-X, and is for informational purposes only. It is subject to several uncertainties and assumptions as described in the accompanying notes. The combined financial information presents the pro forma effects of the following:

•

the sale and issuance of 16,936,715 shares of Class A Common Stock at $9.80 per share with a par value of $0.0001 from the Private Placements, inclusive of 100,000 additional shares of Class A Common Stock issued to the Alvarium PIPE Investors pursuant to the Side Letter;

•	the conversion of the Class D-1 equity interest into an employment contract with the TIG Entities subsequent to the Business Combination;

•	the settlement of the $12.1 million deferred underwriting commissions incurred in connection with Cartesian’s IPO;

•	the extinguishment of historical long-term debt and the issuance of new credit facilities in connection with the Business Combination;

•	the sale of Alvarium Home REIT Advisors Limited (“AHRA”) to AHRA Holdco (together, the “Non-Business Combination Adjustments”); and

•

the Business Combination described further in Note 1 to the Unaudited Pro Forma Condensed Combined Financial Information (the “Business Combination Adjustments” and collectively with the Non-Business Combination Adjustments, the “Pro Forma Adjustments”).

In addition, the Target Companies signed a credit agreement with lenders regarding the terms of a new credit facility, the proceeds of which were used to repay existing indebtedness of the Target Companies and to fund future business growth, including acquisitions.

Cartesian was formed on December 18, 2020. As a special purpose acquisition company (“SPAC”), the Company’s purpose entails efforts to acquire one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Effective September 19, 2021, Cartesian, TWMH, the TIG Entities, and Alvarium entered into an agreement pursuant to which Cartesian intends to use cash and issue shares in exchange for the equity and/or assets of the Target Companies. On December 30, 2022, Cartesian redomiciled and became Alvarium Tiedemann Holdings, Inc. Alvarium Tiedemann Holdings, Inc. is sometimes referred to in this section as “Alvarium Tiedemann”.

The following describes the three operating entities acquired in the Business Combination:

•

TWMH is a premier, full-service wealth management firm focused on providing financial advisory and related family office services to high net worth individuals, families, endowments, and foundations. In addition to a wide range of investment capabilities, TWMH offers a full suite of complementary and customized family office services for families seeking comprehensive oversight of their financial affairs. The organic growth has been complemented by selective hiring and by two successfully completed acquisitions, which have expanded not only the assets under management, but also TWMH’s professional ranks, geographic footprint, and service capabilities. In addition, TWMH offers extensive Impact Investing advisory services and is a signatory of the Principles for Responsible Investing.

•

The TIG Entities are an alternative investment management firm that manages approximately $3.0 billion of AUM within its internal strategies and with strategic investments with External Strategic Managers that have approximately $5.2 billion of AUM in aggregate as of September 30, 2022. The TIG Entities are focused on partnering with global alternative investment fund managers in order to unlock and achieve growth from both an asset and operational perspective. The TIG Entities have a strong track record of identifying managers that focus on sourcing uncorrelated investment opportunities in both public and private markets, utilizing the TIG Entities’ long-standing operating platform to assist managers with growth. TIG Arbitrage and the TIG Entities’ External Strategic Managers focus on capital preservation and uncorrelated returns, with alpha driven investment strategies that align with the needs of a diverse global investor base. As a growth-oriented partner, the TIG Entities work collaboratively with fund managers on marketing and business development.

•

Alvarium is a global multi-family office and investment boutique that provides tailored solutions for families, foundations, and institutions. Alvarium has four principal business units: Investment group generally provides investment advisory services to high net worth clients globally, defined as investible assets between $30 million and more than $500 million. Alvarium specializes in being the trusted adviser to high net worth families and individuals, trusts, endowments, and foundations with complex needs, providing a completely tailored and independent approach. With the perspective of a global organization combined with local resources, Alvarium provides institutional quality advice, investment, and risk management services, combining deep expertise in alternative asset classes and co-investment opportunities to support high net worth client’s needs, wherever they reside. Alvarium aims to ensure hard earned legacies become long-lasting legacies, with aligned partners and shareholders investing side-by-side with clients.

The diagram below depicts a simplified version of the Company’s organizational structure immediately following the Completion of the Business Combination (the “Closing”).

(1)

Following the closing of the Business Combination (the “Closing”), the Alvarium Shareholders will hold 27.4% of the voting power and economic interests in the Company, taking into account the indirect economic interests of any Class B Common Units held by the TWMH Members and the TIG Entities Members.

(2)

Following the Closing, Cartesian’s Public Shareholders will hold 0.5% of the voting power of and economic interests in the Company, taking into account any Class B Common Units held by the TWMH Members and the TIG Entities Members.

(3)

Following the Closing, the PIPE Investors will hold 17.0% of the voting power of and economic interests in the Company, taking into account any Class B Common Units held by the TWMH Members and the TIG Entities Members.

(4)

Following the Closing, the Sponsor and Independent Directors will hold 5.1% of the voting power of and economic interests in the Company, taking into account any Class B Common Units held by the TWMH Members and the TIG Entities Members.

(5)

Following the Closing, the TWMH Members and the TIG Entities Members will hold 50.0% of the voting power and economic interests in the Company, taking into account the indirect economic interests of any Class B Common Units held by the TWMH Members and the TIG Entities Members.

(6)	Cartesian Growth Corporation was renamed Alvarium Tiedemann Holdings, Inc. following the Domestication and the Business Combination.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for in accordance with ASC Topic 805, Business Combination (“ASC 805”), using the acquisition method. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). In all redemption scenarios, Alvarium Tiedemann has been determined to be the accounting acquirer based on evaluation of the following factors:

•	Alvarium Tiedemann will hold 50%, while non-controlling shareholders will hold 50%.

•

Umbrella, which will hold 100% of the equity of TWMH, the TIG Entities and Alvarium indirectly through its 100% interest in the equity of Alvarium Tiedemann Holdings, LLC, is a variable interest entity (“VIE”). Alvarium Tiedemann will be the sole managing member and primary beneficiary who has full and complete charge of all affairs of Umbrella, and the Class A units of Alvarium Tiedemann do not have substantive participating or kick out rights; and

•

Prior to the close of the Business Combination, no single party had a controlling financial interest in each of the entities involved in the Business Combination. Therefore, the Business Combination is not considered a common control transaction.

The factors discussed above support the conclusion that Alvarium Tiedemann will acquire a controlling financial interest in Umbrella and will be the accounting acquirer. Alvarium Tiedemann is the primary beneficiary of Umbrella, which is a VIE, since it has the power to direct the activities of Umbrella that most significantly impact Umbrella’s economic performance through its role as the sole managing member of Umbrella. Additionally, Alvarium Tiedemann’s variable interests in Umbrella include ownership of Umbrella, which results in the right (and obligation) to receive benefits (and absorb losses) of Umbrella that could potentially be significant to Umbrella. Therefore, the Business Combination will be accounted for using the acquisition method. Under this method of accounting, Alvarium Tiedemann is treated as the acquirer and Umbrella is treated as the acquired company for financial statement reporting purposes. Upon the consummation of the Business Combination, the assets and liabilities of Umbrella are recognized at fair value, and any consideration in excess of the fair value of the net assets acquired (including identifiable intangible assets) is recognized as goodwill.

The Company has determined TWMH to be the predecessor entity to the Business Combination based on a number of considerations, including TWMH former management making up the majority of the senior under administration of the continuing operations of Alvarium Tiedemann. Therefore, the results of operations presented prior to the Business Combination will be those of TWMH. The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined financial statements;

•

the historical financial statements of Cartesian as of, and for the nine months ended September 30, 2022, and for the fiscal year ended December 31, 2021 included elsewhere in this proxy statement/prospectus;

•

the historical financial statements of TWMH, the TIG Entities and Alvarium, as of, and for the nine months ended September 30, 2022, and for the fiscal year ended December 31, 2021 included elsewhere in this proxy statement/prospectus;

•

the sections of the proxy statement/prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cartesian”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TWMH”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the TIG Entities” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alvarium”.

The following summarizes the pro forma ownership of Class A Common Stock of the Company and the total economic ownership of Alvarium Tiedemann (i.e., assuming each shareholder of Alvarium Topco exchanged his, her or its (a) ordinary shares of Alvarium Topco and (b) class A shares of Alvarium Topco for Class A Common Stock of Cartesian at the Closing) following the Business Combination under two scenarios based upon the pro forma shareholder redemptions (not taking into account the impact of any Earn-Out Securities):

	Economic Interest in Alvarium Tiedemann (Class A Common Stock)(1)(2)		Voting Interest in Alvarium Tiedemann (Class A and Class B Common Stock)(1)
	Alvarium Tiedemann Units	%	Alvarium Tiedemann Units	%
Alvarium Tiedemann Shareholders	541,051	1.0%	541,051	0.5%
Existing Alvarium Shareholders	30,576,235	54.7%	30,576,235	27.4%
PIPE Investors	18,994,640	34.0%	18,994,640	17.0%
Sponsor and Independent Directors	5,753,153	10.3%	5,753,153	5.1%
Existing TWMH and TIG Entities Members	—	0.0%	55,899,857	50.0%

Total	55,865,079	100.0%	111,764,936	100.0%

(1)	The economic and voting interests in Alvarium Tiedemann included in the table give effect to secondary share purchases occurring after the Business Combination.
(2)	The economic interests in Alvarium Tiedemann represent a 50% economic interest in Umbrella. The existing TWMH and TIG Rollover Shareholders will hold a 50% economic interest in Umbrella.

The table below illustrates the ownership of the controlling and noncontrolling interests in Umbrella following the Business Combination (not taking into account the impact of any Earn-Out Securities):

	Alvarium Tiedemann Units	%
Umbrella Class A common units held by Alvarium Tiedemann	55,865,079	50%
Umbrella Class B common units held by TWMH and TIG Entities Members	55,899,857	50%

Total Umbrella units	111,764,936	100%

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Business Combination occurred on the dates indicated or the future results that the Company will experience. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(in thousands)

	Cartesian (Historical)	TWMH (Historical)	TIG Entities (Historical)	Alvarium (Historical) (Note 2)	Non-Business Combination Adjustments		Business Combination Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$464	$4,477	$3,396	$13,879	$165,000	(a)	$(42,100	)(h)	$41,074
					(7,800	)(b)	347,105	(i)
					8,346	(d)	(99,999	)(j)
					(8	)(e)	(344,031	)(l)
							(7,655	)(c)
Restricted cash and cash equivalents	—	—	4,500	—	—		—		4,500
Investments at fair value	—	200	148,224	7	—		—		148,431
Cash and securities held in Trust Account	347,105	—	—	—	—		(347,105	)(i)	—
Equity method investments	—	50	—	8,829	—		—		8,879
Fees receivable	—	18,558	10,920	52,573	(938	)(e)	—		81,113
Intangible assets, net	—	20,542	—	101,453	—		494,829	(k)	616,824
Goodwill	—	25,168	—	50,104	—		373,174	(k)	448,446
Fixed assets, net	—	979	155	1,660	(2	)(e)	—		2,792
Other assets	19	8,934	2,978	2,576	1,650	(d)	—		16,157
Right-of-use assets	—	8,112	3,028	10,557	—		—		21,697

Total assets	$347,588	$87,020	$173,201	$241,638	$166,248		$374,218		$1,389,913

Liabilities and Shareholders’ Equity
Accrued compensation and profit sharing	$—	$9,572	$2,768	$—	$7,037	(f)	$1,996	(g)	$21,373
							(7,655	)(c)	(7,655)
Accrued member distributions payable	—	7,000	—	—	—		—		7,000
Accounts payable and accrued expenses	492	7,287	5,053	46,969	—		(30,227	)(h)	29,574
Lease liabilities	—	8,742	3,108	12,482	—		—		24,332
Earn-in consideration, at fair value	—	1,091	—	—	—		—		1,091
Payable under delayed share purchase agreement	—	1,818	—	—	—		—		1,818
Debt	477	21,827	42,471	55,869	9,996	(d)	—		130,640
Deferred tax liability, net	—	35	—	24,520	744	(f)	49,560	(k)(vii)	74,860
Deferred underwriting fee	12,075	—	—	—	(12,075	)(b)	—		—
Warrant liability	6,365	—	—	—	—		—		6,365
Earnout liability	—	—	—	—	—		76,035	(k)(iii)	76,035
TRA liability	—	—	—	—	—		8,500	(k)(iv)	8,500

Total liabilities	19,409	57,372	53,400	139,840	5,702		98,209		373,933

Commitments and contingencies:
Class A ordinary shares subject to possible redemption	347,105	—	—	—	—		(347,105	)(l)(m)	—
Equity:
Preference shares	—	—	—	—	—		—		—
Class A common stock	—	—	—	—	2	(a)	9	(k)	12
							1	(n)
Class A ordinary shares	—	—	—	—	—		—		—
Class B ordinary shares	1	—	—	—	—		(1	)(n)	—
Members’ capital – Class A	—	4	—	—	—		(4	)(k)(viii)	—
Members’ capital – Class B	—	30,820	—	—	—		(30,820	)(k)(viii)	—
Total members’ equity	—	—	119,801	—	(7,781	)(f)	(112,019	)(k)(viii)	—
Equity attributable to the owners of the parent company	—	—	—	101,792	(948	)(e)	(100,844	)(k)(viii)	—
Additional paid-in capital	—	—	—	—	164,998	(a)	305,759	(k)(i)	473,831
							99,999	(k)(ii)
							(99,999	)(j)
							3,074	(m)
							(75,272	)(k)(ix)
							75,272	(k)(ix)
Retained earnings (accumulated deficit)	(18,927)	—	—	—	4,275	(b)	(1,996	)(g)	(16,856)
					—		(11,873	)(h)
							11,665	(k)(x)
Accumulated other comprehensive income (loss)	—	(1,522)	—	—	—		1,522	(k)(xi)	—
Non-controlling interest in subsidiaries	—	346	—	6	—		(352	)(k)(xii)	558,993
							297,340	(k)(v)
							261,653	(k)(vi)

Total shareholders’ equity (deficit)	(18,926)	29,648	119,801	101,798	160,546		623,114		1,015,980

Total liabilities and shareholders’ equity	$347,588	$87,020	$173,201	$241,638	$166,248		$374,218		$1,389,913

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2022

(in thousands, except for share amounts)

	Cartesian (Historical)	TWMH (Historical)	TIG Entities (Historical)	Alvarium (Historical) (Note 2)	Non-Business Combination Adjustments		Business Combination Adjustments		Pro Forma Combined
Income:
Management/Advisory fees	$—	$57,445	$34,008	$71,724	$(5,594	)(a)	$—		$157,583
Incentive fees	—	—	816	3,296	—		—		4,112
Other income/fees	—	—	—	4,033	—		—		4,033

Total Income	—	57,445	34,824	79,053	(5,594)		—		165,728

Expenses:
Compensation and employee benefits	—	36,968	11,498	65,651	5,701	(a)(b)	—		119,818
Systems, technology, and telephone	—	4,577	1,815	3,101	(12	) (a)	—		9,481
Occupancy costs	—	3,399	1,070	2,898	—		—		7,367
Professional fees	797	5,480	3,952	11,984	(65	) (a)	—		22,148
Travel and entertainment	—	1,134	799	1,776	(20	) (a)	—		3,689
Marketing	—	678	—	206	—		—		884
Business insurance expenses	—	869	255	1,085	(2	) (a)	—		2,207
Education and training	—	37	—	1,003	(53	) (a)	—		987
Contributions, donations and dues	—	138	—	—	—		—		138
Depreciation expense	—	356	54	463	(1	) (a)	—		872
Amortization of intangible assets	—	1,434	60	3,505	—		2,951	(c)	7,950
Other operating expenses	151	—	588	3,302	(155	) (a)	—		3,886

Operating expenses	948	55,070	20,091	94,974	5,393		2,951		179,427

Operating income (loss)	(948)	2,375	14,733	(15,921)	(10,987)		(2,951)		(13,699)
Other income (expenses):
Interest and dividend income	2,096	100	—	179	—		(2,096	)(d)	279
Interest expense	(18)	(410)	(1,757)	(3,747)	(2,686	)(e)	—		(8,618)
Other investment gain (loss), net	16,706	13	9,010	(100)	—		—		25,629
Income from equity method investments	—	32	—	938	—		—		970
Other-than-temporary gain (loss) on equity method investments	—	—	—	5,443	—		—		5,443
Change in fair value of interest rate swap	—	299	—	—	—		—		299
Change in fair value of conversion option liability	41	—	—	—	—		—		41
Other expenses	—	(27)	—	—	—		—		(27)
Foreign currency gain	—	—	—	2,020	—		—		2,020

Income (loss) before taxes	17,877	2,382	21,986	(11,188)	(13,673)		(5,047)		12,337
Income tax (expense) benefit	—	(363)	(911)	1,637	(1,447	)(a)(f)	2,391	(f)	1,307

Net income (loss)	17,877	2,019	21,075	(9,551)	(15,120)		(2,656)		13,644
Net income (loss) attributed to non-controlling interests in subsidiaries	—	(87)	—	(11)	(7,562	)(g)(i)	6,999	(g)(ii)	(661)

Net income (loss) attributable to Alvarium Tiedemann	$17,877	$2,106	$21,075	$(9,540)	$(7,558)		$(9,655)		$14,305

Pro Forma Earnings Per Share
Basic									$0.26
Diluted									$0.11
Pro Forma Number of Shares Used in Computing Earnings Per Share
Basic (#)									55,865,079
Diluted (#)									122,161,315

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(in thousands, except for share amounts)

	Cartesian (Historical)	TWMH (Historical)	TIG Entities (Historical)	Alvarium (Historical) (Note 2)	Non -Business Combination Adjustments		Business Combination Adjustments		Pro Forma Combined
Income:
Management/Advisory fees	$—	$75,703	$44,503	$82,193	$(3,903	)(a)	$—		$198,496
Incentive fees	—	—	42,110	4,347	—		—		46,457
Other income/fees	—	—	—	16,026	—		—		16,026

Total Income	—	75,703	86,613	102,566	(3,903)		—		260,979

Expenses:
Compensation and employee benefits	—	47,413	18,082	69,486	23,973	(a)(b)	1,996	(g)	160,950
Systems, technology, and telephone	—	5,070	2,625	3,119	(6	)(a)	—		10,808
Occupancy costs	—	3,498	1,351	3,687	—		—		8,536
Professional fees	1,800	6,882	5,998	14,204	(110	)(a)	11,873	(c)	40,647
Travel and entertainment	—	566	454	1,201	(16	)(a)	—		2,205
Marketing	—	931	—	312	(26	)(a)	—		1,217
Business insurance expenses	—	1,235	309	1,186	(3	)(a)	—		2,727
Education and training	—	35	—	486	(15	)(a)	—		506
Contributions, donations, and dues	—	254	—	—	(1	)(a)	—		253
Depreciation expense	—	695	84	759	—		—		1,538
Amortization of intangible assets	—	1,357	81	1,514	—		9,212	(d)	12,164
Other operating expenses	80	—	827	2,407	(172)		—		3,142

Operating expenses	1,880	67,936	29,811	98,361	23,624		23,081		244,693

Operating income (loss)	(1,880)	7,767	56,802	4,205	(27,527)		(23,081)		16,286
Other income (expenses):
Interest and dividend income	31	57	—	281	—		(31	)(e)	338
Interest expense	—	(455)	(2,240)	(2,492)	(6,548	)(f)	—		(11,735)
Other investment gain (loss), net	814	62	15,444	165	—		—		16,485
Income from equity method investments	—	(3,052)	—	6,494	—		—		3,442
Other-than-temporary gain (loss) on equity method investments	—	—	—	—	—		—		—
Variable interest entity (loss) on investment	—	(146)	—	—	—		—		(146)
Change in fair value of interest rate swap	—	178	—	—	—		—		178
Other expenses	—	(105)	—	(623)	—		—		(728)

Income (loss) before taxes	(1,035)	4,306	70,006	8,030	(34,075)		(23,112)		24,120
Income tax (expense) benefit	—	(515)	(1,457)	(4,586)	4,773	(a)(h)	(1,593	)(h)	(3,378)

Net income (loss)	(1,035)	3,791	68,549	3,444	(29,302)		(24,705)		20,742
Net income (loss) attributed to non-controlling interests in subsidiaries	—	(148)	—	812	(14,655	)(i)(i)	27,978	(i)(ii)	13,987

Net income (loss) attributable to Alvarium Tiedemann	$(1,035)	$3,939	$68,549	$2,632	$(14,647)		$(52,683)		$6,755

Pro Forma Earnings Per Share
Basic									$0.12
Diluted									$0.10
Pro Forma Number of Shares Used in Computing Earnings Per Share
Basic (#)									55,865,079
Diluted (#)									66,261,458

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

Description of the Business Combination

On September 19, 2021, Cartesian Growth Corporation entered into the Business Combination Agreement with, inter alios, TWMH, the TIG Entities, and Alvarium, as described under the heading “Proposal No. 1.—The Business Combination Proposal—The Business Combination Agreement”. Subject to the terms of the Business Combination Agreement, the consideration for the Business Combination will be funded through a combination of cash from Cartesian, proceeds from the proposed Private Placements and rollover equity from the Alvarium Tiedemann equity holders (refer to Estimated Sources and Uses below). As a result of the transaction, the Alvarium Tiedemann equity holders will collectively hold a majority of the equity of Umbrella (Alvarium Tiedemann Capital, LLC). The Business Combination was structured as a customary Up-C transaction, whereby Cartesian will directly or indirectly own equity in Umbrella and hold direct voting rights in Umbrella. Pursuant to and in connection with the Business Combination, the following transactions occured:

•

Cartesian changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware, upon which Cartesian changed its name to “Alvarium Tiedemann Holdings, Inc.” and adopted the Proposed Charter and the Proposed Bylaws;

•

In conjunction with Cartesian’s change in jurisdiction, (a) each outstanding Class A ordinary share automatically converted into one share of Alvarium Tiedemann Class A Common Stock, (b) each outstanding Class B ordinary share automatically converted into one share of Alvarium Tiedemann Class A Common Stock and (c) the outstanding warrants to purchase Class A ordinary shares automatically became exercisable for shares of Alvarium Tiedemann Class A Common Stock.

•	Alvarium Tiedemann formed Umbrella Merger Sub;

•	TWMH and the TIG Entities’ equity owners formed Umbrella;

•	The TIG Entities distributed their interests in the External Strategic Managers in which they made strategic investments to Umbrella;

•	Alvarium equity owners formed Alvarium TopCo where Alvarium is a wholly-owned subsidiary of Alvarium TopCo;

•	Alvarium equity owners exchanged their equity interests in Alvarium for equity interests in Alvarium Tiedemann;

•	Umbrella merged with Umbrella Merger Sub, pursuant to which Umbrella will survive;

•	Alvarium Tiedemann contributed 100% of equity interest in Alvarium TopCo to Umbrella in exchange for equity interest in Umbrella;

•

Alvarium Tiedemann, TWMH and the TIG Entities entered into a tax receivable agreement (“TRA”) through which Alvarium Tiedemann made additional payments to the members of TWMH and the members of the TIG Entities for the tax benefits realized with the step-up in tax basis created as a result of the exchange of units of Umbrella for Alvarium Tiedemann stock or other consideration;

•	Alvarium Tiedemann contributed cash to Umbrella;

•

In exchange for the assets and businesses contributed to Umbrella and its subsidiaries, (a) the TWMH, TIG Entities, and Alvarium shareholders were paid an implied equity value of approximately $965 million, consisting of (i) $100.0 million of cash consideration for the secondary sale of units (subject to adjustment), (ii) shares of Alvarium Tiedemann Class A ordinary shares, and (iii) common units in Umbrella.

•

Alvarium Tiedemann received all amounts at the Closing then available in the Trust Account (plus the proceeds of any equity financing received in connection with the Private Placements), net of amounts required (a) to make the cash consideration payments as a result of the Business Combination and (b) to redeem any of the Public Shareholders exercising their respective redemption rights, and contributed any such amounts to Umbrella to pay the transaction expenses of Cartesian, TWMH, the TIG Entities and Alvarium and otherwise for general corporate purposes;

•	Alvarium Tiedemann holds 50%, representing economic interests in Umbrella while non-controlling shareholders holds 50% representing economic interests in Umbrella;

•

Approximately 2.1 million founders shares were forfeited by the Sponsor, and the remaining approximately 6.4 million founder shares were converted into an equal amount of shares of Class A Common Stock of Alvarium Tiedemann, which include up to approximately 0.8 million shares of Class A Common Stock which are held by Sponsor and subject to potential forfeiture based on a five-year post-closing earn-out, with (i) 50% of such shares being no longer subject to forfeiture if the volume weighted average price (“VWAP”) of the shares equals or exceeds $12.50 and (ii) the remaining 50% of such shares no longer subject to forfeiture if the VWAP of the shares equals or exceeds $15.00; and

•	Alvarium Tiedemann adopted an omnibus equity incentive plan for itself and its subsidiaries.

Pursuant to Cartesian’s certificate of incorporation, Cartesian provided its shareholders with the opportunity to redeem their shares in conjunction with a shareholders vote on the transaction contemplated by the Business Combination Agreement, including the Business Combination.

Other related events in connection with the Business Combination

Other related events that are contemplated to occur in connection with the Business Combination are summarized below:

•	The issuance of 16.9 million shares of Class A Common Stock in the Private Placements to PIPE Investors.

•	Subsequent to the Business Combination, the Class D-1 equity interest holder of TIG Entities will become an employee of the TIG Entities.

•	The sale of Alvarium Home REIT Advisors Limited (“AHRA”) to AHRA Holdco.

•	The extinguishment of Cartesian, TWMH, TIG Entities, and Alvarium’s debt with a carrying value of $120.6 million.

•

The issuance of new credit facilities in connection with the Business Combination (“New Debt”). This includes a $100.0 million term loan facility, net of $1.4 million in fees, bearing interest at the secured overnight financing rate (“SOFR”) plus a Credit Spread Adjustment (“CSA”). A 0.125% change in the estimated interest rate on the term loan facility, which has a variable interest rate, would result in a change in interest expense of approximately $0.1 million for both the nine months ended September 30, 2022 and year ended December 31, 2021. A revolving credit facility of $150.0 million, net of $2.1 million in fees bearing interest at the SOFR, plus a CSA, plus a commitment fee (“CF”). A 0.125% change in the estimated interest rate on the revolving credit facility, which has a variable interest rate, would result in a change in interest expense of approximately $0.1 million for both the nine months ended September 30, 2022 and year ended December 31, 2021. The term loan facility matures on January 3, 2028 and the revolving credit facility matures on or such earlier date as the revolving credit commitments may be terminated pursuant to and in accordance with the terms of the Credit Agreement.

Sources and Uses of Funds for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination which reflects actual redemptions of shares at a redemption price of $10 per share which is equal to the pro rata portion of the Trust Account.

Sources and Uses (in millions)

Sources
Alvarium Shareholders Equity(1)	$306
TWMH Members Equity(2)	297
TIG Entities Members Equity(3)	262

Subtotal(5)	865
Cartesian Class B ordinary Shares held by Sponsor and Independent Directors(4)	58
Cash Held in Trust Account	5
Proceeds from PIPE	165

Total Sources	$1,093

Uses
Equity Consideration to Alvarium Shareholders(1)	$306
Equity Consideration to TWMH Members(2)	297
Equity Consideration to TIG Entities Members(3)	262

Subtotal(5)	865
Conversion of Cartesian Class B ordinary Shares held by Sponsor and Independent Directors(6)	58
Secondary Share Purchases	100
Cash to Balance Sheet	8
Estimated Transaction Expenses	62

Total Uses	$1,093

(1)	Represents the $297 million Alvarium Equity Value plus the $9 million Alvarium Closing Cash Adjustment.
(2)	Represents the $312 million TWMH Equity Value less $30 million of Secondary Share Purchases plus the $15 million TWMH Closing Cash Adjustment.
(3)	Represents the $325 million TIG Entities Equity Value less $70 million of Secondary Share Purchases plus the $7 million TIG Entities Closing Cash Adjustment.
(4)

Represents Cartesian Class B ordinary shares held by the Sponsor and independent directors, assuming a per share price of $10.00. Excludes the effect of 2,116,878 shares of Class A Common Stock which was forfeited to PIPE Investors at Closing, and 754,968 shares of Class A Common Stock held by Sponsor based on a five year-post-closing earnout, with (i) 50% of such shares being no longer subject to forfeiture if the VWAP of the shares equals or exceeds $12.50 for any 20 trading days within any 30-trading day period and (ii) the remaining 50% of such shares no longer subject to forfeiture if the VWAP of the shares equals or exceeds $15.00 for any 20 trading days within any 30-trading day period.

(5)

Represents the issuance of an aggregate of 86,476,092 shares of Class A Common Stock and Paired Interests to the Alvarium Shareholders and the TWMH Members and TIG Entities Members, as applicable, at an implied value of $10.00 per share or Paired Interest.

(6)	Represents the conversion of Cartesian Class B ordinary shares held by the Sponsor and Independent Directors into Class A Common Stock, at an implied value of $10.00 per share.

Basis of presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 assumes that the Business Combination was completed on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and fiscal year ended December 31, 2021 gives pro forma effects to the Business Combination as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using the following:

•	Cartesian’s balance sheet;

•	TWMH’s statement of financial condition;

•	TIG Entities’ statement of financial position; and

•	Alvarium Investments’ statement of financial position

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 have been prepared using the following:

•	Cartesian’s statement of operations;

•	Tiedemann Wealth Management Holdings’ statement of operations;

•	TIG Entities’ statement of operations; and

•	Alvarium Investments’ statement of comprehensive income

The merger between Alvarium Tiedemann and Umbrella was accounted for as a business combination under ASC Topic 805 and 810, and was accounted for using the acquisition method. Under this method of accounting, Umbrella was treated as the “acquired” company for financial reporting purposes.

Under the acquisition method, the acquisition-date fair value of the gross consideration transferred to effect the business combination, as described in Note 3—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet, is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The Company has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated operating efficiencies or cost savings that may be associated with the business combination. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform the Alvarium Tiedemann historical basis of presentation to that of TWMH, where applicable.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain estimates and assumptions. The unaudited pro forma adjustments may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Alvarium Tiedemann believes that assumptions made provide a reasonable basis for presenting all of the significant effects of the Business Combination contemplated based on information available to Alvarium Tiedemann at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the actual results of operations would have been had the business combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to Pro Forma Adjustments, which are adjustments that depict in the pro forma condensed combined financial statements the accounting for the transactions required by U.S. GAAP.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Alvarium Tiedemann companies filed consolidated income tax returns during the period presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Alvarium Tiedemann shares outstanding, assuming the transaction occurred on January 1, 2021 and based upon the amount of redemptions.

Note 2—Accounting Policies

Upon consummation of the Business Combination, Alvarium Tiedemann will perform a comprehensive review of TWMH, the TIG Entities, and Alvarium’s accounting policies. As a result of the review, Alvarium

Tiedemann may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, Alvarium Tiedemann has not identified any material differences in accounting policies that would have an impact on the unaudited pro forma condensed combined financial information.

Reclassifications

Certain historical balance sheet line items of Cartesian, the TIG Entities, and Alvarium were reclassified to arrive at the pro forma financial statement presentation. Alvarium’s historical financial statements were prepared under UK GAAP. As part of the Business Combination, Alvarium has adjusted its financial statements to conform to US GAAP. The tables below display the adjustments made to the historical Alvarium financial statements to conform to US GAAP.

Alvarium Balance Sheet as of September 30, 2022

(amounts in thousands)	Alvarium Historical (UK GAAP) (GBP)	Alvarium Adjusted for UK to US GAAP Conversion (US GAAP) (GBP) (1)	Alvarium Foreign Currency Adjusted (USD) (2)
Assets
Cash and cash equivalents	£12,425	£12,425	$13,879
Investments at fair value	7	7	7
Equity method investments	8,394	7,904	8,829
Fees receivable	47,991	47,066	52,573
Intangible assets, net	—	90,827	101,453
Goodwill	69,515	44,856	50,104
Fixed assets, net of accumulated depreciation/amortization	1,487	1,487	1,660
Other assets	2,305	2,305	2,576
Right-of-use assets	—	9,451	10,557

Total assets	£142,124	£216,328	$241,638

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	41,662	42,049	46,969
Lease liabilities	—	11,175	12,482
Debt	50,017	50,017	55,869
Deferred tax liability, net	2,054	21,952	24,520

Total liabilities	93,733	125,193	139,840

Equity attributable to owners of the parent company	48,386	91,130	101,792
Non-controlling interests in subsidiaries	5	5	6

Total shareholders’ equity	48,391	91,135	101,798

Total liabilities and shareholders’ equity	£142,124	£216,328	$241,638

(1)

Certain adjustments were made to Alvarium’s historical balance sheet as a result of Alvarium’s conversion from UK GAAP to US GAAP. For further information on the conversion adjustments, please refer to the “Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP)” note within Alvarium’s historical financial statements.

(2)	Represents adjustments made to convert Alvarium balances from GBP to USD at a 1.0000 to 1.1170 conversion ratio.

Alvarium Income Statement for the Nine Months Ended September 30, 2022

Alvarium Income Statement for the Nine Months Ended September 30, 2022 (dollars in thousands)	Alvarium Historical (UK GAAP) (GBP)	Alvarium Adjusted for UK to US GAAP Conversion (US GAAP) (GBP) (1)	Alvarium Foreign Currency Adjusted (USD) (2)
Income:
Management/Advisory fees	£57,134	£57,087	$71,724
Incentive fees	2,624	2,624	3,296
Other income/fees	4,239	3,210	4,033

Total income	63,997	62,921	79,053

Expenses:
Compensation and employee benefits	52,253	52,253	65,651
Systems, technology, and telephone	2,467	2,467	3,101
Occupancy costs	2,306	2,306	2,898
Professional fees	9,538	9,538	11,984
Travel and entertainment	1,413	1,413	1,776
Marketing	164	164	206
Business insurance expenses	864	864	1,085
Education and training	798	798	1,003
Depreciation expense	369	369	463
Contributions, donations and dues	—	—	—
Amortization of intangible assets	5,835	2,790	3,505
Other operating expenses	2,630	2,630	3,302

Total operating expenses	78,637	75,592	94,974

Operating income (loss)	(14,640)	(12,671)	(15,921)
Other income (expenses):
Interest and dividend income	143	143	179
Interest expense	(2,981)	(2,981)	(3,747)
Other investment gain (loss), net	(80)	(80)	(100)
Income from equity method investments	645	747	938
Other-than-temporary gain (loss) on equity method investments	4,606	4,332	5,443
Change in fair value of interest rate swap	—	—	—
Other expenses	—	—	—
Foreign currency gain	1,607	1,607	2,020

Income (loss) before taxes	(10,700)	(8,903)	(11,188)
Income tax expense	654	1,303	1,637

Net income (loss)	(10,046)	(7,600)	(9,551)
Net income (loss) attributed to non-controlling interests in subsidiaries	(9)	(9)	(11)

Net income (loss) attributable to Alvarium Tiedemann	£(10,037)	£(7,591)	$(9,540)

(1)

Certain adjustments were made to Alvarium’s historical income statement as a result of Alvarium’s conversion from UK GAAP to US GAAP. For further information on the conversion adjustments, please refer to the “Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP)” note within Alvarium’s historical financial statements.

(2)	Represents adjustments made to convert Alvarium balances from GBP to USD at a 1.0000 to 1.2564 conversion ratio.

Alvarium Income Statement for the Year Ended December 31, 2021

(amounts in thousands)	Alvarium Historical (UK GAAP) (GBP)	Alvarium Adjusted for UK to US GAAP Conversion (US GAAP) (GBP)(1)	Alvarium Foreign Currency Adjusted (USD)(2)
Income:
Management/Advisory fees	£59,622	£59,746	$82,193
Incentive fees	3,160	3,160	4,347
Other income/fees	12,383	11,650	16,026

Total income	75,165	74,556	102,566

Expenses:
Compensation and employee benefits	50,510	50,510	69,486
Systems, technology, and telephone	2,267	2,267	3,119
Occupancy costs	2,680	2,680	3,687
Professional fees	10,325	10,325	14,204
Travel and entertainment	873	873	1,201
Marketing	227	227	312
Business insurance expenses	862	862	1,186
Education and training	353	353	486
Depreciation expense	552	552	759
Contributions, donations and dues	—	—	—
Amortization of intangible assets	5,724	1,101	1,514
Other operating expenses	2,203	1,750	2,407

Total operating expenses	76,576	71,500	98,361

Operating income (loss)	(1,411)	3,056	4,205
Other income (expenses):
Interest and dividend income	204	204	281
Interest expense	(1,811)	(1,811)	(2,492)
Other investment gain (loss), net	120	120	165
Income from equity method investments	4,309	4,721	6,494
Other-than-temporary gain (loss) on equity method investments	—	—	—
Change in fair value of interest rate swap	—	—	—
Other expenses	—	(453)	(623)

Income before taxes	1,411	5,837	8,030
Income tax benefit (expense)	536	(3,334)	(4,586)

Net income (loss)	1,947	2,503	3,444
Net income (loss) attributed to non-controlling interests in subsidiaries	822	590	812

Net income (loss) attributable to Alvarium Tiedemann	£1,125	£1,913	$2,632

(1)

Certain adjustments were made to Alvarium’s historical income statement as a result of Alvarium’s conversion from UK GAAP to US GAAP. For further information on the conversion adjustments, please refer to the “Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP)” note within Alvarium’s historical financial statements.

(2)	Represents adjustments made to convert Alvarium balances from GBP to USD at a 1.0000 to 1.3757 conversion ratio.

Note 3—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(a)

Reflects the net proceeds of $165.0 million from the issuance of 16,936,715 shares of Class A Common Stock at $9.80 per share with a par value of $0.0001 from the Private Placements, inclusive of 100,000 shares of Class A Common Stock issued pursuant to the Side Letter for no cash consideration.

(b)

Represents the $7.8 million cash payment in connection with Cartesian’s IPO of $12.1 million of deferred underwriting commissions incurred. A gain of $4.3 million was recognized to extinguish the liability.

(c)

Represents the payment of $7.7 million of costs associated with personnel hired in critical functional areas such as finance, legal, human resources to support the requirements of operating as a publicly traded company. These are recurring costs directly attributable to the Business Combination that the Target Companies have reflected in their historical financial statements.

(d)	Represents the net proceeds from the issuance of New Debt. See below for a reconciliation table of the debt adjustments for the period presented.

	Cartesian	TWMH	TIG Entities	Alvarium	AlTi Adjustments	Total
Historical debt balance	$477	$21,827	$42,471	$55,869	$—	$120,644
Extinguishment of debt	(477)	(21,827)	(42,471)	(55,869)	—	(120,644)
New term loan debt	—	—	—	—	100,000	100,000
Term loan debt issuance costs	—	—	—	—	(1,404)	(1,404)
New revolver loan debt	—	—	—	—	32,500	32,500
Revolver debt issuance costs	—	—	—	—	(456)	(456)
Undrawn revolver debt issuance costs	—	—	—	—	(1,650)	(1,650)

Pro forma adjustment	(477)	(21,827)	(42,471)	(55,869)	128,990	8,346

Ending balance	$—	$—	$—	$—	$128,990	$128,990

(e)	Represents the adjustments to remove Alvarium Home REIT Advisors (“AHRA”), a subsidiary of Alvarium from its historical balances.

(f)

Represents the $7.0 million adjustment for the accrual of the Class D-1 distribution payable to the Class D-1 equity interest holder at the Closing of the Business Combination. The Class D-1 equity interest holder expense results in a $0.1 million deferred tax benefit. The Class D-1 equity interest holder will become an employee of the TIG Entities subsequent to the Business Combination.

(g)

Represents the $2.0 million pro forma adjustment to reflect the additional costs through Closing associated with personnel hired in critical functional areas such as finance, legal, human resources to support the requirements of operating as a publicly traded company. These are costs directly attributable to the Business Combination and have been reflected as if incurred on January 1, 2021. The historical FY21 results, prior to the pro-forma adjustment, reflect $1.3 million of costs incurred related to these personnel. Costs associated with these personnel will be recurring.

(h)

Represents the adjustments for $11.9 million of incremental transaction costs accrued ($2.2 million of Cartesian transaction costs and $9.7 million of Target Companies’ transaction costs) that are expected to be incurred in connection with the Business Combination. The cash payment to settle the transaction expenses was $42.1 million, which resulted in a net adjustment to relieve the estimated transaction costs of $30.2 million. See below for a reconciliation of transaction costs for the periods presented (in millions):

Transaction Costs by Entity	Costs incurred for the year ended December 31, 2021 (1)	Costs incurred for the Nine Months Ended September 30, 2022 (1)	Subtotal	Costs to be incurred subsequent to September 30, 2022	Total	Accounting Treatment
TWMH	$4.6	$3.4	$8.0	$2.1	$10.1	Seller transaction costs in accordance with ASC 805-10-25-21 (3)
TIG	2.0	2.3	4.3	2.4	6.7	Seller transaction costs in accordance with ASC 805-10-25-21 (3)
Alvarium	8.9	6.4	15.3	5.1	20.5	Seller transaction costs in accordance with ASC 805-10-25-21 (3)

Target Company transaction costs	15.6	12.1	27.6	9.6	37.3
Cartesian	1.8	0.8	2.6	2.2	4.8	Buyer transaction costs in accordance with ASC 805-10-25-23

Total transaction costs related to Busines Combination	17.4	12.9	30.2	11.8	42.1
Alvarium Tiedemann Holdings, Inc. (2)	1.3	4.3	5.6	2.1	7.7	Seller transaction costs in accordance with ASC 805-10-25-21 (3)
Settlement of Deferred Underwriting Fee in connection with Cartesian IPO	12.1	—	12.1	—	12.1	Buyer transaction costs in accordance with ASC 805-10-25-23

Total transaction costs	$30.8	$17.2	$47.9	$13.9	$61.9

(1)	Costs incurred have been included in the historical financial statements of the respective entities for the respective periods in accordance with SAB Topic 1B.
(2)

Costs attributable to Alvarium Tiedemann Holdings, Inc. are related to personnel costs to support the requirements of operating as a publicly traded company. These are recurring costs directly attributable to the Business Combination and have been incurred by TWMH as Alvarium Tiedemann Holdings, Inc. did not exist prior to the Business Combination.

(3)

Seller transaction costs are reimbursed by Cartesian to TWMH, TIG and Alvarium through a cash transfer to the Target Companies that does not benefit the sellers. As such, these costs do not represent consideration transferred to the selling shareholders.

(i)

Reflects the reclassification of $347.1 million of cash and cash equivalents held in the Trust Account of Cartesian that will become available for transaction consideration, transaction expenses, and the operating activities in conjunction with the Business Combination.

(j)

Reflects the use of $100.0 million representing the secondary purchase of partnership interests in Umbrella, or the Aggregate Cash Consideration to be distributed to the TIG Entities and TWMH Members. The TIG Entities Members are entitled to $70.2 million and the TWMH Members are entitled to $29.8 million of Aggregate Cash Consideration. The distribution of the Aggregate Cash Consideration to the members to the TIG Entities and TWMH occurs subsequent to the issuance of shares for net proceeds of $165.0 million referenced in footnote (a) on the closing date of the transaction, and results in a reduction of cash and equity.

(k)

Represents the adjustment for the estimated preliminary purchase price allocation for the Business Combination. The preliminary calculation of total consideration is presented below as if the Business Combination was consummated on September 30, 2022.

Fair Value (in millions)
Equity consideration to Alvarium Shareholders (i)	$305.8
Aggregate Cash Consideration to TWMH and TIG Entities Members (ii)	100.0
Fair value of Earn-Out Consideration (iii)	76.0
Tax receivable agreement (iv)	8.5
Equity consideration to TWMH Members (v)	297.3
Equity consideration to TIG Entities Members (vi)	261.7

Total consideration for allocation	1,049.3

Assets acquired:
Cash and cash equivalents	26.2
Investments at fair value	148.4
Equity method investments	8.9
Fees receivable	81.1
Right-of-use assets	21.7
Intangible assets, net	616.8
Fixed assets, net of accumulated depreciation/amortization	2.8
Other assets	14.5

Total assets acquired	920.4

Liabilities assumed:
Accrued compensation and profit sharing	19.3
Accrued member distributions payable	7.0
Accounts payable and accrued expenses	71.0
Lease liabilities	24.3
Earn-in consideration payable	1.1
Delayed share purchase agreement	1.8
Debt	120.2
Deferred tax liability, net	74.9

Total liabilities assumed	319.6

Net assets acquired	600.8

Goodwill	448.5
Less: historical goodwill	75.3

Pro forma adjustment to goodwill	$373.2

(i)	Represents $305.8 million of Class A Common Stock of Alvarium Tiedemann issued to the Alvarium Shareholders based on the fair value of the acquired business.

(ii)

Represents the $29.8 million and the $70.2 million of Aggregate Cash Consideration transferred to the TWMH and TIG Entities Members, respectively, for the secondary purchase of partnership interests in Umbrella.

(iii)

Represents $76.0 million of Earn-Out Consideration transferred to the Alvarium Shareholders, TWMH Members, and TIG Entities Members, which will be settled with shares of Class A Common Stock. The total value of the Earn-Out Consideration was determined by using a Monte Carlo simulation to forecast the future daily price per share of Class A common stock over a five-year time period. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Alvarium Shareholders, the TWMH Members, and the TIG Entities Members Earn-Out Consideration is accounted for as contingent consideration under ASC 805 related to the Business Combination. The earnout liability represents an increase to the consideration owed and is not an assumed liability within purchase accounting.

(iv)

Represents the estimated fair value of the Tax Receivable Agreement (“TRA”), which will provide for certain payments made to the TWMH Members, TIG GP Members, and the TIG MGMT Members. The TRA is accounted for as contingent consideration under ASC 805 related to the Business Combination. The $8.5 million increase to the TRA liability establishes the net present value of the contingent consideration owed to TWMH Members and the TIG Entities Members as part of the TRA. Upon completion of the Business Combination, Cartesian will be party to a TRA. As described under “Certain Relationships and Related-Party Transactions—Tax Receivable Agreement,” in connection with this Business Combination, Cartesian will enter into the TRA with the TWMH Members and the TIG Entities Members. The agreement will require Cartesian to pay an amount equal to 85% of the net tax benefit, if any, that Cartesian realizes in certain circumstances as a result of (i) increases in tax basis resulting from the Business Combination, (ii) certain tax attributes of Umbrella existing prior to the Business Combination, and (iii) tax benefits attributable to payments made under this TRA, generating a liability (the “TRA liability”). The deferred tax asset and the TRA liability for the TRA assume: (A) only exchanges associated with this Business Combination, (B) a share price equal to $10 per share, (C) a constant income tax rate, (D) no material changes in tax law, (E) the ability to utilize tax attributes, (F) no adjustment for potential remedial allocations, and (G) future TRA payments.
(v)

Represents $297.3 million of Umbrella Class B common units issued to TWMH Members based on the fair value of the acquired business. The Umbrella Class B common units represent economic-only interests held by the TWMH Members. Additionally, for each Umbrella Class B common units held, TWMH Members also hold a share of Alvarium Tiedemann Class B Common Stock, which provides one-for-one voting rights.

(vi)

Represents $261.7 million of Umbrella Class B common units issued to TIG Entities Members based on the fair value of the acquired business. The Umbrella Class B common units represent economic-only interests held by the TIG Entities Members. Additionally, for each Umbrella Class B common units held, TIG Entities Members also hold a share of Alvarium Tiedemann Class B Common Stock, which provides one-for-one voting rights.

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC Topic 805. Adjustments were made to incorporate the step-up in basis to intangible assets from at the closing of the Business Combination. Below is a summary of the intangible assets acquired in the Business Combination:

	Pro Forma Combined
Identified Intangible Assets (in thousands)	Fair Value	Fair Value Adjustment	Useful Life
Trade Name	$42,241	$42,241	10
Customer Relationships—TWMH	142,800	142,800	26
Customer Relationships—Investment Advisory	15,080	15,080	26
Customer Relationships—Family Office Services	4,021	4,021	18
Investment Management Agreement—Co-Investment (Excluding Public Markets)	18,542	18,542	Indefinite
Investment Management Agreement—Co-Investment (Public Markets)	132,476	132,476	Indefinite
Backlog—Merchant Banking	1,564	1,564	1
Investment Management Agreements—Merger Arbitrage	260,100	260,100	Indefinite
Elimination of historical Intangible Assets	—	(121,995)

Total	$616,824	$494,829

Approximately $448.5 million have been allocated to goodwill. Goodwill represents the excess of the gross consideration over the fair value of the underlying net tangible and identifiable intangible assets acquired. Any difference between the fair value of the consideration transferred and the fair values of the assets acquired, and liabilities assumed is presented as goodwill. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring the Target Companies, primarily due to its strong market position, that are not individually identified and separately recognized as intangible assets.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill and/or intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

In addition to the recognition of goodwill and intangibles, the following are adjustments made in connection with the Business Combination:

vii.

A $50.0 million increase in deferred tax liabilities that results from the step-up for tax purposes of certain assets, including the deferred tax asset created as a result of payments resulting from the Tax Receivable Agreement.

viii.

A $243.7 million decrease to additional paid-in capital to eliminate members’ capital; total members equity; and equity attributable to the owners of the parent company, respectively, of TWMH, TIG Entities, and Alvarium.

ix.	A $75.3 million decrease in goodwill and subsequent increase to additional paid-in capital to eliminate historical goodwill of TWMH and Alvarium.

x.

A $11.7 million increase to retained earnings to eliminate the Target Companies’ transaction costs incurred in connection with the Business Combination. The $11.7 million of Target Companies’ transaction costs is comprised of $9.7 million related to the Target Companies directly and $2.0 million related to transaction costs incurred by TWMH on behalf of Alvarium Tiedemann Holdings, Inc.

xi.	A $1.5 million increase to accumulated other comprehensive income to eliminate TWMH accumulated other comprehensive income in connection with the Business Combination.

xii.	A $0.4 million decrease to non-controlling interest to reflect the non-controlling interest as a result of the Business Combination.

(l)	Represents the cash payment made to redeeming Class A ordinary shareholders.

(m)

Represents the $3.1 million conversion of all of the outstanding redeemable Ordinary Shares of Alvarium Tiedemann that were not redeemed and thus converted into shares of Class A Common Stock with an offset to Additional paid-in capital

(n)

Represents the conversion of all of the outstanding redeemable Ordinary Shares of Alvarium Tiedemann that were not redeemed and thus converted into shares of Class A Common Stock with an offset to Additional paid-in capital as well as the automatic conversion on a one-for-one basis of the outstanding non-redeemable Ordinary Shares of Alvarium Tiedemann, which will then automatically convert into the right to receive shares of Class A Common Stock.

Note 4—Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2022

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 are as follows:

(a)	Represents the adjustments to remove Alvarium Home REIT Advisors (“AHRA”), a subsidiary of Alvarium, from its historical balances.

(b)

Represents the $7.0 million adjustment for the Class D-1 equity interest holder’s compensation expense as the Class D-1 equity interest holder will become an employee of the TIG Entities subsequent to the Business Combination.

(c)

Represents adjustments to incorporate intangible asset amortization for the step-up in basis related to the Business Combination at the closing of the Business Combination. This pro forma adjustment has been calculated assuming the transaction occurred on January 1, 2021. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma amortization expense.

	Pro Forma Combined
Identified Intangible Asset (in thousands)	Fair Value	Years of Amortization	Amortization for Period
Trade Name	$42,241	10	$3,168
Customer Relationships—TWMH	142,800	26	4,119
Customer Relationships—Investment Advisory	15,080	26	435
Customer Relationships—Family Office Services	4,021	18	168
Investment Management Agreement—Co-Investment (Excluding Public Markets)	18,542	Indefinite	—
Investment Management Agreement—Co-Investment (Public Markets)	132,476	Indefinite	—
Backlog—Merchant Banking(1)	1,564	1	—
Investment Management Agreements—Merger Arbitrage	260,100	Indefinite	—
Historical Amortization			(4,939)

Total amortization expense	$616,824		$2,951

(1)	Assumes backlog was fully amortized during the year ended December 31, 2021.

(d)	Represents the pro forma adjustments to eliminate interest earned on cash and marketable securities held in the Trust Account.

(e)	Represents the pro forma adjustments related to interest expense from the issuance of New Debt. See below for a reconciliation table of the debt adjustments for the period presented.

	Cartesian	TWMH	TIG Entities	Alvarium	AlTi Adjustments	Total
Historical interest expense	$18	$410	$1,757	$3,747	$—	$5,932
Eliminate interest expense	(18)	(410)	(1,757)	(3,747)	—	(5,932)
Term loan interest expense	—	—	—	—	5,905	5,905
Revolver loan interest expense	—	—	—	—	2,713	2,713

Pro forma adjustment	(18)	(410)	(1,757)	(3,747)	8,618	2,686

Total	$—	$—	$—	$—	$8,618	$8,618

(f)

Umbrella has been, and will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Umbrella’s profits and losses will flow through to its partners and are generally not subject to tax at the Umbrella level. Following the consummation of the Business Combination, Umbrella will be subject to U.S. federal, state, and local taxes.

As a result, we expect a portion of our income after our corporate reorganization to be taxable in jurisdictions in which it previously had not been taxable. We estimate that our allocable share of income or loss from the partnership will be subject to an effective tax rate of -11%. Further, these pro forma income tax provisions are prepared as if the transaction occurred on January 1, 2021.

(g)(i)

Represents the pro forma 50% economic interest the non-controlling shareholders will hold in Class B common units in Umbrella. The amount is determined by multiplying the sum of the total net income of TWMH, TIG Entities, Alvarium, and the net income of the Business Combination Adjustments by 50%.

(g)(ii)	Represents the pro forma 50% economic interest the non-controlling shareholders will hold in Class B common units in Umbrella.

The amounts are calculated as follows (in thousands):

For the Nine Months Ended September 30, 2022
Income before taxes attributable to NCI
TWMH	$2,382
TIG Entities	21,986
Alvarium	(11,188)

13,180
Pro forma economic interest percentage	50.02%

Pro forma income before taxes attributable to NCI	6,592

Pro forma adjustments
Class D-1 Adjustment	(7,037)
Pro forma interest expense adjustment	(2,686)
AHRA strip-out adjustment	(3,950)
Business combination adjustment	(2,951)

(16,624)
Pro forma economic interest percentage	50.02%

Pro forma amortization expense business combination adjustment attributable to NCI	(8,315)
AHRA strip out	(3,950)
UK Corporate Tax Rate	19%
Pro forma economic interest percentage	50.02%

AHRA strip out tax expense attributable to NCI	375
Alvarium Income Tax Expense	1,637
Pro forma economic interest percentage	50.02%

Alvarium Income Tax Expense attributable to NCI	819
Alvarium amortization	1,369
UK Corporate Tax Rate	19.00%
Pro forma economic interest percentage	50.02%

Alvarium amortization tax add-back attributable to NCI	(132)

Net income attributed to NCI in subsidiaries Pro Forma Adjustment	$(661)

TWMH	87
TIG Entities	—
Alvarium	11
Class D-1 Adjustment	3,892
Pro forma interest expense adjustment	1,485
AHRA strip-out adjustment	2,185

Net income attributed to NCI in subsidiaries Business Combination Adjustment	$6,999

Note 5—Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(a)	Represents the adjustments to remove Alvarium Home REIT Advisors (“AHRA”), a subsidiary of Alvarium from its historical balances.

(b)

Represents the $25.1 million adjustment for the Class D-1 equity interest holder’s compensation expense as the Class D-1 equity interest holder will become an employee of the TIG Entities subsequent to the Business Combination.

(c)

Represents the $11.9 million pro forma adjustment to reflect the estimated transaction costs expected to be incurred subsequent to September 30, 2022. These are directly attributable to the Business Combination. These costs are reflected as if incurred on January 1, 2021. The transaction costs and associated tax effects are not expected to be recurring.

(d)

Represents adjustments to incorporate intangible asset amortization for the step-up basis related to the Business Combination at the closing of the Business Combination. This pro forma adjustment has been calculated assuming the transaction occurred on January 1, 2021. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma amortization expense.

	Pro Forma Combined
Identified Intangible Asset (in thousands)	Fair Value	Years of Amortization	Amortization for Period
Trade Name	$42,241	10	$4,224
Customer Relationships—TWMH	142,800	26	5,492
Customer Relationships—Investment Advisory	15,080	26	580
Customer Relationships—Family Office Services	4,021	18	223
Investment Management Agreement—Co-Investment (Excluding Public Markets)	18,542	Indefinite	—
Investment Management Agreement—Co-Investment (Public Markets)	132,476	Indefinite	—
Backlog—Merchant Banking	1,564	1	1,564
Investment Management Agreements—Merger Arbitrage	206,100	Indefinite	—
Historical Amortization			(2,871)

Total amortization expense	$616,824		$9,212

(e)	Represents the pro forma adjustments to elimination interest earned on cash and marketable securities held in the Trust Account.

(f)	Represents the pro forma adjustments related to interest expense from the issuance of New Debt. See below for a reconciliation table of the debt adjustments for the period presented.

	Cartesian	TWMH	TIG Entities	Alvarium	AlTi Adjustments	Total
Historical interest expense	$—	$455	$2,240	$2,492	$—	$5,187
Eliminate interest expense	—	(455)	(2,240)	(2,492)	—	(5,187)
Term loan interest expense	—	—	—	—	8,151	8,151
Revolver loan interest expense	—	—	—	—	3,584	3,584

Pro forma adjustment	—	(455)	(2,240)	(2,492)	11,735	6,548

Total	$—	$—	$—	$—	$11,735	$11,735

(g)

Represents the $2.0 million pro forma adjustment to reflect the additional costs through Closing associated with personnel hired in critical functional areas such as finance, legal, human resources to support the requirements of operating as a publicly traded company. These are costs directly attributable to the Business Combination and have been reflected as if incurred on January 1, 2021. The historical FY21 results, prior to the pro-forma adjustment, reflect $1.3 million of costs incurred related to these personnel. Costs associated with these personnel will be recurring.

(h)

Umbrella has been, and will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Umbrella’s profits and losses will flow through to its partners and are generally not subject to tax at the Umbrella level. Following the consummation of the Business Combination, Umbrella will be subject to U.S. federal, state, and local taxes.

As a result, we expect a portion of our income after our corporate reorganization to be taxable in jurisdictions in which it previously had not been taxable. We estimate that our allocable share of income or loss from the partnership will be subject to an effective tax rate of 14%. Further, these pro forma income tax provisions are prepared as if the transaction occurred on January 1, 2021.

(i)(i)

Represents the pro forma 50% economic interest the non-controlling shareholders will hold in Class B common units in Umbrella. The amount is determined by multiplying the sum of the total net income of TWMH, TIG Entities, Alvarium, and the net income of the business combination adjustments by 50%.

(i)(ii)	Represents the pro forma 50% the non-controlling shareholders will hold in Class B common units in Umbrella. The amounts are calculated as follows (in thousands):

Income before taxes attributable to NCI	For the Year Ended December 31, 2021
TWMH	$4,306
TIG Entities	70,006
Alvarium	8,030

82,342
Pro forma economic interest percentage	50.02%

Pro forma income before taxes attributable to NCI	41,184

Pro forma adjustments
Class D-1 Adjustment	(25,080)
Pro forma interest expense adjustment	(6,548)
AHRA strip-out adjustment	(2,447)
Business combination adjustment (transaction expenses)	(11,665)
Business combination adjustment (amortization expense)	(9,212)

(54,952)
Pro forma economic interest percentage	50.02%

Pro forma amortization expense business combination adjustment attributable to NCI	(27,485)
Alvarium income before taxes	8,030
Alvarium Income Tax Expense	19.00%
Pro forma economic interest percentage	50.02%

Alvarium Income Tax Expense attributable to NCI	(763)
AHRA strip out	(2,447)
UK Corporate Tax Rate	19.00%
Pro forma economic interest percentage	50.02%

AHRA strip out tax expense attributable to NCI	233
Alvarium amortization	(8,601)
UK Corporate Tax Rate	19.00%
Pro forma economic interest percentage	50.02%

Alvarium amortization tax add-back attributable to NCI	818

Net income attributed to NCI in subsidiaries Pro Forma Adjustment	$13,987

TWMH	148
TIG Entities	—
Alvarium	(812)
Class D-1 Adjustment	10,787
Pro forma interest expense adjustment	2,816
AHRA strip-out adjustment	1,052

Net income attributed to NCI in subsidiaries Business Combination Adjustment	$27,978

Note 6—Earnings Per Share

Earnings per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

For the purposes of calculating the weighted average number of shares, the Class B shares have been excluded from the calculation as the shares represent voting only shares. The weighted average number of shares outstanding represents Class A shares outstanding, which are economic interest only shares. The following factors are considered, in each case based upon the pro forma shareholder redemption scenarios:

(a)	Management determined that the economic shares include Class A common shares issued to:

a.	SPAC Shareholders

i.	0.5 million shares issued.

b.	SPAC Sponsor and Independent Directors

i.

Approximately 5.8 million shares issued to SPAC Sponsor, which represent approximately 8.6 million shares less the approximately 2.1 million of Sponsor Shares forfeited, less the 0.7 million shares held by the Sponsor forfeited based on a five-year post-closing earn-out, with (i) 50% of such shares being no longer subject to forfeiture if the VWAP of the shares equals or exceeds $12.50 and (ii) the remaining 50% of such shares no longer subject to forfeiture if the VWAP of the shares equals or exceeds $15.00;

c.	PIPE Investors

i.	Approximately 19.0 million shares issued to PIPE Investors.

d.	Alvarium Shareholders

i.	Approximately 30.6 million shares issued to Alvarium Shareholders.

(b)

Existing shareholders have rights to exchange the pre-existing voting units to Class A common shares on a one-for-one exchange basis. Upon full exchange, Class A common shares shall be increased by 55.9 million shares. The conversion effects are included in the diluted earnings per share calculation for the nine months ended September 30, 2022 and are excluded from the diluted earnings per share calculation for the year ended December 31, 2021, as the result would be anti-dilutive.

(c)

The 11.5 million of public warrants and 8.9 million of private warrants with an exercise price at $11.50 are not converted to Class A Common Stock at the Closing of the Business Combination. The warrant effects are excluded from the diluted earnings per share calculation, as the result would be anti-dilutive for the nine months ended September 30, 2022 and the year ended December 31, 2021.

(d)

The 10.4 million of remaining earn-out shares will be allocated among the TWMH Members, the TIG Entities Members, the Alvarium Shareholders, and the Sponsor. Of the total earn-out shares, 2.5 million, will be allocated to Alvarium Shareholders and 0.8 million will be allocable to the Sponsor, which will vest into Class A Common Stock. Of the remaining earn-out shares, 3.6 million will be allocated to the TWMH Members and 3.5 million, will be allocated to the TIG Entities Members, which will vest into Class B Common Stock. The earn-out effects are included in the diluted earnings per share calculation for the nine months ended September 30, 2022 and are excluded from the diluted earnings per share calculation for the year ended December 31, 2021

	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021(1)
Numerator
Net income	$13,644	$20,742

Less: net income (loss) attributable to noncontrolling interests	(661)	13,987

Net income attributable to holders of Class A Common Stock - basic	$14,305	$6,755

Denominator
Weighted average shares of Class A Common Stock outstanding - basic	55,865,079	55,865,079
Weighted average shares of Class A Common Stock outstanding - diluted	122,161,315	66,261,458

Basic earnings per share	$0.26	$0.12
Diluted earnings per share	$0.11	$0.10

The pro forma book value per share information reflects the Business Combination as if it had occurred on September 30, 2022.

Pro Forma Combined
Book Value Per Share (2)	$8.18

(1)	The assumed conversion of Class B Common Stock is excluded from the Year Ended December 31, 2021 because the inclusion is antidilutive.
(2)

Book value per share = total equity attributable to controlling interests/shares outstanding. For the pro forma combined book value per share, total equity attributable to controlling interests is derived using 55.9 million shares.

Certain Non-GAAP Pro Forma Information

The unaudited pro forma condensed combined financial statements are reported in accordance with GAAP and Article 11 of SEC Regulation S-X. In addition, we have provided the following pro forma non-GAAP financial information. We believe that this pro forma non-GAAP financial measure provides useful information about the combined company’s pro forma operating results.

This pro forma non-GAAP financial measure is not an alternative to the unaudited pro forma condensed combined statement of operations prepared in accordance with GAAP and should be considered in addition to, and not as a substitute or superior to, such pro forma financial statement. Using only the pro forma non-GAAP financial measure to analyze performance would have material limitations because its calculation is based on our subjective determination regarding the nature and classification of events and circumstances that investors may find significant. For these pro forma non-GAAP financial measures, a reconciliation of the differences between the pro forma non-GAAP measure and the most directly comparable pro forma GAAP measure has been provided. Although other companies report non-GAAP net income and diluted earnings per share, numerous methods may exist for calculating a company’s non-GAAP net income and diluted earnings per share. As a result, the method used to calculate the combined company’s pro forma non-GAAP financial measure may differ from the methods used by other companies to calculate their non-GAAP measures.

Pro Forma Combined Adjusted Net Income (“Adjusted Net Income”)

We define Adjusted Net Income as follows:

Net income (loss) from continuing operations before one-time extraordinary and certain non-cash items, including but not limited to:

•	equity settled share-based payments;

•	impairment of equity method investments;

•	COVID-19 subsidies;

•	one-time bonuses;

•	transaction expenses,

•	legal settlement;

•	fair value adjustments to strategic investments;

•	change in fair value of (gains) / losses on investments;

•	Holbein compensatory earn-in;

•	other one-time deal costs;

•	long term incentive plan expenses;

•	change in fair value of warrant liability;

•	one-time fees and charges; and

•	the income tax expense or benefit on the foregoing adjustments that are subject to income tax

Adjusted Net Income provides us with a measure of financial performance, independent of items that are beyond the control of management in the short-term. This metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted Net Income is one of the metrics we use to review the financial performance of our business on a monthly basis.

Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss) or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

Pro Forma Combined Adjusted EBITDA (“Adjusted EBITDA”)

We define Adjusted EBITDA as follows:

•	Adjusted Net Income;

•	adjustments related to joint ventures and associates;

•	interest expense, net;

•	income tax (benefit) expense;

•	the income tax expense or benefit on adjustments to net income that are subject to income tax; and

•	depreciation and amortization expense.

Adjusted EBITDA provides us with a measure of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation, non-cash impairments and interest expense associated with our capital structure. This metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA is one of the metrics we use to review the financial performance of our business on a monthly basis.

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss) or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

The following tables present our reconciliation of pro forma Adjusted Net Income and Adjusted EBITDA for the combined Company with the Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2022 and years ended December 31, 2021 and December 31, 2020:

Nine Months Ended September 30, 2022
(Amounts in thousands)
Pro Forma Combined Adjusted Net Income and Combined Adjusted EBITDA
Pro forma net income attributed to Alvarium Tiedemann	$14,305
Pro forma net income attributed to non-controlling interests in subsidiaries	(661)

Pro forma net income	13,644
Income tax expense	(1,307)

Pro forma net income before taxes	12,337
Equity settled share based payments P&L (a)(g)	2,860
Transaction expenses (b)	12,863
Change in fair value of (gains) / losses on investments (c)	(234)
Fair value adjustments to strategic investments (d)	(8,894)
Change in fair value of warrant liability (e)	(16,729)
Change in fair value of conversion option liability (f)	(41)
Holbein compensatory earn-in (g)	1,086
Other one-time deal costs (h)	273
Long term incentive plan expenses (i)	13,121
Legal settlement (j)	3,057

Pro forma adjusted income before taxes	19,699
Adjusted income tax expense	(3,081)

Pro Forma Combined Adjusted Net Income	16,618
Net income attributed to non-controlling interests in subsidiaries	9,088

Pro Forma Combined Adjusted Net Income attributable to Alvarium Tiedemann	7,530
Net income attributed to non-controlling interests in subsidiaries	9,088
Adjustments related to joint ventures and associates (k)	1,536
Interest expense, net	8,339
Income tax expense	(1,307)
Adjusted income tax expense less income tax expense	4,388
Depreciation and amortization	8,823

Pro Forma Combined Adjusted EBITDA	$38,397

Pro Forma Earnings Per Share
Basic	$0.26
Diluted	$0.11
Pro Forma Adjusted Net Income Per Share
Basic	$0.13
Diluted	$0.11
Pro Forma Number of Shares Used in Computing Earnings Per Share and Adjusted Net Income Per Share
Basic	55,865,079
Diluted - pro forma	122,161,315
Diluted - adjusted net income	66,261,458

(a)	Represents add-back of the non-cash expense related to equity-based compensation to its employees.
(b)

Represents adjustment for transaction expenses related to Cartesian’s IPO and the Business Combination, in order to reflect our recurring performance. The $12.9 million amount represents $12.1 million of transaction expenses incurred by the Target Companies for the Nine Months Ended September 30, 2022 and $0.8 million of transaction expenses incurred by Cartesian for the Nine Months Ended September 30, 2022.

(c)	Represents the change in unrealized gains/losses related primarily to the TWMH interest rate swap and Cartesian treasury bills.
(d)	Represents add-back of unrealized (gains) / losses on strategic investments.
(e)	Represents the change in the fair value of the warrant liability.
(f)	Represents the change in the fair value of the conversion option liability.
(g)

Add back of cash portion of the compensatory earn-ins related to the Holbein acquisition as discussed in Note 3, “Variable Interest Entities and Business Combinations” of the Notes to the Consolidated Financial Statements of TWMH. Add back of equity portion of compensatory earn-ins of $0.7 is included in the equity settled share based payments combined EBITDA adjustment. 50% of the earn-in was settled in equity and the other 50% was settled in cash.

(h)	Related to professional fees associated with an acquisition target. These costs are not related to the Business Combination.
(i)	Represents adjustment for one-time payments made under LTIP.
(j)	Represents adjustment for legal expense recorded during the three months ended September 30, 2022 for an exit settlement agreement.
(k)	Represents Alvarium’s share of joint ventures and associates Adjusted EBITDA.

Year Ended December 31, 2021
(Amounts in thousands)
Pro Forma Combined Adjusted Net Income and Combined Adjusted EBITDA
Pro forma net income attributed to Alvarium Tiedemann	$6,755
Pro forma net income attributed to non-controlling interests in subsidiaries	13,987

Pro forma net income	20,742
Income tax expense	3,378

Pro forma net income before taxes	24,120
Equity settled share based payments P&L(a)	5,533
Transaction expenses(b)	29,237
Legal settlement(c)	565
Impairment of equity method investment(d)	2,364
Change in fair value of (gains) / losses on investments (e)	(2)
Fair value adjustments to strategic investments(f)	(15,370)
Change in fair value of warrant liability(g)	(814)

Pro forma adjusted income before taxes	45,633
Adjusted income tax expense	(6,404)

Pro Forma Combined Adjusted Net Income	39,229
Net income attributed to non-controlling interests in subsidiaries	21,912

Pro forma Combined Adjusted Net Income attributable to Alvarium Tiedemann	17,317
Net income attributed to non-controlling interests in subsidiaries	21,912
Adjustments related to joint ventures and associates(h)	3,313
Interest expense, net	11,397
Income tax expense	3,378
Adjusted income tax expense less income tax expense	3,026
Depreciation and amortization	13,702

Pro Forma Combined Adjusted EBITDA	$74,045

Pro Forma Earnings Per Share
Basic	$0.12
Diluted	$0.10

Pro Forma Adjusted Net Income Per Share
Basic	$0.31
Diluted	$0.26

Pro Forma Number of Shares Used in Computing Earnings Per Share and Adjusted Net Income Per Share
Basic	55,865,079
Diluted	66,261,458

(a)	Represents add-back of the non-cash expense related to equity-based compensation to its employees.

(b)

Represents adjustment for transaction expenses related to Cartesian’s IPO and the Business Combination, in order to reflect our recurring performance. The amount represents $15.6 million of transaction expenses incurred by the Targets for the Year Ended December 31, 2021, $1.8 million of transaction expenses incurred by Cartesian for the Year Ended December 31, 2021, and $12.0 million of Estimated Transaction Expenses expected to be incurred prior to the closing of the Business Combination.

(c)

Represents legal fees incurred in connection with a legal action that was settled in July 2021. For further detail on the legal settlement, refer to Note 13, “Legal settlement,” of the Notes to the Combined and Consolidated Financial Statements of the TIG Entities.

(d)	Represents the adjustment to an other-than-temporary impairment of the Tiedemann Constantia AG equity method investment.
(e)	Represents the change in unrealized gains/losses related primarily to the interest rate swap.
(f)	Represents add-back of unrealized (gains) / losses on strategic investments.
(g)	Represents the change in the fair value of the warrant liability.
(h)	Represents Alvarium’s share of joint ventures and associates Adjusted EBITDA.

Year Ended December 31, 2020
(Amounts in thousands)
Pro Forma Combined Adjusted Net Income and Combined Adjusted EBITDA
Pro forma net income attributed to Alvarium Tiedemann	$3,522
Pro forma net income attributed to non-controlling interests in subsidiaries	5,134

Pro forma net income	8,656
Income tax expense	1,410

Pro forma net income before taxes	10,066
Equity settled share based payments P&L (a)	1,154
Covid subsidies(b)	(976)
One-time bonuses(c)	2,200
Legal settlement(d)	6,313
Change in fair value of (gains) / losses on investments (e)	266
Fair value adjustments to strategic investments(f)	(7,670)
One-time fees and charges(g)	181

Pro forma adjusted net income before taxes	11,534
Adjusted income tax expense	(1,117)

Pro Forma Combined Adjusted Net Income	10,417
Net income attributed to non-controlling interests in subsidiaries	6,442

Pro forma Combined Adjusted Net Income attributable to Alvarium Tiedemann	3,975
Net income attributed to non-controlling interests in subsidiaries	6,442
Adjustments related to joint ventures and associates (h)	7,615
Interest expense, net	11,382
Income tax expense	1,409
Adjusted income tax expense less income tax expense	(293)
Depreciation and amortization	12,059

Pro Forma Combined Adjusted EBITDA	$42,589

Pro Forma Earnings Per Share
Basic	$0.06
Diluted	$0.05
Pro Forma Adjusted Net Income Per Share
Basic	$0.07
Diluted	$0.06
Pro Forma Number of Shares Used in Computing Earnings Per Share and Adjusted Net Income Per Share
Basic	55,865,079
Diluted	66,261,458

(a)	Represents add-back of the non-cash expense related to equity-based compensation to its employees.
(b)	Represents COVID-19 subsidies received from UK, USA, Hong Kong and Singaporean governments.
(c)	Represents a one-time bonus payment made to certain members in 2020.
(d)

Represents an accrual related to a legal action that was settled in July 2021. For further detail on the legal settlement, refer to Note 13, “Legal settlement,” of the Notes to the Combined and Consolidated Financial Statements of the TIG Entities.

(e)	Represents the change in unrealized gains/losses related primarily to the interest rate swap.
(f)	Represents the adjustment to add back unrealized (gains) / losses on strategic investments.
(g)	Represents other one-time fees and charges that management believes are not representative of the operating performance.
(h)	Represents Alvarium’s share of joint ventures and associates Adjusted EBITDA.